                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                  May 17, 1996



                                 PROCEPT, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                    0-14680                04-2893483
(State or other jurisdiction     (Commission File         (IRS Employer
     of incorporation)               Number)           Identification No.)


              840 Memorial Drive, Cambridge, Massachusetts  02139
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                 (617) 491-1100
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Item 5.  Other Events.
         ------------

          On May 17, 1996, pursuant to a Private Placement Memorandum and Subscription Agreements between Procept, Inc. (the "Company") and individual investors meeting certain qualifications, the Company offered and sold 5,321,396 Units, each Unit composed of one share of Common Stock, $0.01 par value and a Warrant for one share of Common Stock, $0.01 par value. The Unit Price of $2.44375 was based on the average closing price of the Company's Common Stock over the ten trading days ending on May 15, 1996, as reported by the Nasdaq National Market System.

          Following are (i) a copy of the Company's press release relating to the above transaction and (ii) a pro forma balance sheet at April 30, 1996, adjusted to reflect the above transaction as if it had occurred as of such date.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 17, 1996                 PROCEPT, INC.

                                    By:  /s/ Michael J. Higgins
                                         ----------------------
                                         Michael J. Higgins
                                         Vice President, Finance
                                         and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit                                                        Sequential
  No.      Description                                          Page No.
- -------    -----------                                         ----------

99.1       Press release dated May 16, 1996.  Filed herewith.      5

99.2       Pro Forma Balance Sheet.  Filed herewith.               6

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